Exhibit 99.1

SEAPORT ENTERTAINMENT GROUP ANNOUNCES
UPLISTING TO THE NEW YORK STOCK EXCHANGE

NEW YORK, NY, June 24, 2025 – Seaport Entertainment Group Inc. (NYSE American: SEG) (“Seaport Entertainment Group,” “SEG,” “we,” “our," or the “Company”) announced today that the Company has been approved for uplisting to the New York Stock Exchange (“NYSE”) from the NYSE American LLC (the “NYSE American”). As a result of this uplisting, the Company’s common stock will cease trading on the NYSE American after market close on June 27, 2025, and will commence trading on the NYSE effective at the opening of trading on June 30, 2025. The Company’s common stock will continue to trade under the symbol “SEG.”

“Uplisting to the NYSE marks another defining milestone for Seaport Entertainment Group and is a proud moment for our team,” said Anton Nikodemus, Chairman, President, and Chief Executive Officer of Seaport Entertainment Group. “We are excited to broaden our reach to a wider investor base and to continue building long-term value for our shareholders.”

About Seaport Entertainment Group

Seaport Entertainment Group (NYSE American: SEG) is a premier entertainment and hospitality company formed to own, operate, and develop a unique collection of assets positioned at the intersection of entertainment and real estate. Seaport Entertainment Group’s focus is to deliver unparalleled experiences through a combination of restaurant, entertainment, sports, retail and hospitality offerings integrated into one-of-a-kind real estate that redefine entertainment and hospitality. For more information, please visit www.seaportentertainment.com.

Safe Harbor and Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements include, but are not limited to, statements concerning the Company’s plans, goals, objectives, outlook, expectations, and intentions. Forward-looking statements are based on the Company’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including the risks and uncertainties discussed in our filings with the Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q . Forward-looking statements speak only as of the date of this press release. The Company undertakes no obligation to update or revise any of the Company’s forward-looking statements for events or circumstances that arise after the date of this press release, except as may be required by applicable law.

Availability of Information on SEG’s Website and Social Media Channels

Investors and others should note that SEG routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the SEG Investor Relations website. The Company uses these channels as well as social media channels (e.g., LinkedIn www.linkedin.com/company/new-york-seaportentertainment) as a means of disclosing information about the Company's business to our customers, employees, investors, and the public. While not all of the information that the Company posts on the SEG Investor Relations website or on the Company's social media channels is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in SEG to review the information that it shares through its website and

Seaport Entertainment Group NYSE American: SEG 199 Water Street, 28th Floor, New York, NY 10038

on the Company's social media channels. Users may automatically receive email alerts and other information about the Company when enrolling an email address by visiting "Email Alerts" in the "Resources" section of the SEG Investor Relations website at https://ir.seaportentertainment.com/resources/email-alerts. The contents of these websites are not incorporated by reference into this press release or any report or document SEG files with the SEC, and any references to the websites are intended to be inactive textual references only.

Contacts:

Investor Relations:

Seaport Entertainment Group Inc.

T: (212) 732-8257

ir@seaportentertainment.com

Media Relations:

The Door

theseaport@thedooronline.com

Seaport Entertainment Group NYSE American: SEG 199 Water Street, 28th Floor, New York, NY 10038